                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant        [X]

Filed by a Party other than the Registrant       [ ]

Check the appropriate box:

            [X]   Preliminary Proxy Statement

            [ ]   Definitive Proxy Statement

            [ ]   Definitive Additional Materials

            [ ]   Soliciting Material Pursuant to Rule 14a-12


                                 ZIX CORPORATION
                (Name of Registrant as Specified In Its Charter)

                          -----------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No:
         (3)      Filing Party:
         (4)      Date Filed:

----------
         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  ZIXCORP LOGO
                             ---------------------

                                ZIX CORPORATION
                           2711 NORTH HASKELL AVENUE
                               SUITE 2300, LB 36
                            DALLAS, TEXAS 75204-2960
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD [            ], [            ], 2002
                             ---------------------

     We will hold a special shareholders' meeting on [          ], [          ],
2002,  at 9:00 a.m. (registration to begin  at 8:30 a.m.), Central time. We will
hold the meeting at [           ]. At  the meeting, we will ask you to  consider
and vote on the following proposals:

     - to approve the issuance of our common stock at a price below the greater of the book or market value of our common stock (1) to officers and directors of our company and other holders of our Series A Convertible Preferred Stock upon conversion or redemption of our Series A Convertible Preferred Stock and (2) in an amount equal to or greater than 20% of our outstanding common stock immediately prior to the issuance of these securities upon the conversion, redemption and/or exercise, as applicable, of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, 6.5% Secured Convertible Notes and the warrants associated with the 6.5% Secured Convertible Notes, in both cases, to comply with (A) our agreements with purchasers of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the 6.5% Secured Convertible Notes and the warrants associated with the 6.5% Secured Convertible Notes and (B) Marketplace Rule 4350 of the Nasdaq National Market; and

     - to discuss and take action on any other business that is properly brought before the meeting or any adjournment thereof.

     If you were a shareholder at the close of business on  [          ],  2002,
you are entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not be closed.

     We would like you to attend the meeting, but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible. We have provided you with a postage-paid envelope to return your proxy card. If you attend the meeting, you may revoke your proxy and vote in person. We look forward to hearing from you.

                                         By Order of the Board of Directors,

                                         RONALD A. WOESSNER
                                         Senior Vice President, General
                                         Counsel & Secretary

Dallas, Texas
[          ], 2002

                            YOUR VOTE IS IMPORTANT.
       PLEASE VOTE EARLY EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................    1
PROPOSAL ONE: TO APPROVE THE ISSUANCE OF SHARES OF COMMON
  STOCK.....................................................    4
BACKGROUND AND REASONS FOR THE ISSUANCE OF THE SERIES A
  CONVERTIBLE PREFERRED STOCK, SERIES B CONVERTIBLE
  PREFERRED STOCK, THE NOTES AND THE WARRANTS ASSOCIATED
  WITH THE NOTES............................................    6
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON....    7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    8
POTENTIAL DILUTION AND MARKET CONSEQUENCES..................   10
TERMS OF THE SERIES A CONVERTIBLE PREFERRED STOCK, SERIES B
  CONVERTIBLE PREFERRED STOCK, THE NOTES AND THE WARRANTS...   12
WHERE YOU CAN FIND MORE INFORMATION.........................   20
BOARD OF DIRECTORS RECOMMENDATION...........................   20
DOCUMENTS INCORPORATED BY REFERENCE.........................   20

                             QUESTIONS AND ANSWERS

WHY DID I RECEIVE THIS PROXY STATEMENT?

     On or about [          ], 2002, we will begin mailing this proxy  statement
and  accompanying proxy card to everyone who was a shareholder of our company at
the close of business on [          ], 2002. We prepared this proxy statement to
let our shareholders know when and where we will hold a special shareholders' meeting. This proxy statement:

     - includes information about the matters that will be discussed and voted on at the meeting, and

     - provides you with updated information about our company.

I MAY HAVE RECEIVED MORE THAN ONE PROXY STATEMENT. WHY?

     If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

WHAT WILL OCCUR AT THE SPECIAL MEETING?

     First, we will determine whether enough shareholders are present at the meeting to conduct business. A shareholder will be deemed to be "present" at the meeting if the shareholder:

     - is present in person; or

     - is not present in person but has voted by proxy card prior to the meeting.

     All shareholders of record at the close of business on [           ],  2002
will  be entitled to vote on matters presented at the meeting or any adjournment
thereof. On the record date, there were [          ] shares of our common  stock
outstanding.  The holders of a majority, or [            ], of the shares of our
common stock entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in this proxy statement. If holders
of fewer than [          ] shares are present at the meeting, we will adjourn or
reschedule  the meeting. Under our Articles  of Incorporation, for each share of
common stock that you owned at the close of business on [          ], 2002,  you
are entitled to one vote on all matters brought before the meeting or any adjournment thereof.

     A representative of Ernst & Young LLP, our independent auditors, is expected to be present at the special meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

     After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Computershare Investor Services, LLC, will count the votes and act as inspector of election.

     If enough shareholders are present at the meeting to conduct business, then we will vote on the proposal outlined in this proxy statement and any other business that is properly brought before the meeting and any adjournments thereof.

     We know of no other matters that will be presented for consideration at the special meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our shareholders.

HOW DO I VOTE IF I AM NOT PLANNING TO ATTEND THE SPECIAL MEETING?

     In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.

     Please understand that voting by any means other than voting in person at the meeting has the effect of appointing John A. Ryan, our Chairman, President and Chief Executive Officer, and Steve M. York, our

Senior Vice President, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a shareholder vote is properly raised at the meeting, then Messrs. Ryan and York will be authorized to use their discretion to vote on such issues on your behalf.

     We encourage you to vote now even if you plan to attend the special meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.

     Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given on a properly executed proxy card, it will be voted FOR adoption of the proposals set forth in this proxy statement.

WHAT IF I WANT TO CHANGE MY VOTE?

     You may revoke your vote on a proposal at any time before the special meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960. You may also come to the meeting and change your vote in writing.

HOW DO I RAISE AN ISSUE FOR DISCUSSION OR VOTE AT THE NEXT ANNUAL MEETING?

     If you would like to submit a proposal to be included in next year's proxy statement, you must submit your proposal in writing so that we receive it no later than February 10, 2003. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission (we refer to it as the "SEC"). Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us. Proposals should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

WHAT IF MY SHARES ARE IN A BROKERAGE ACCOUNT AND I DO NOT VOTE?

     If your shares are in a brokerage account and you do not vote, your brokerage firm could:

     - vote your shares, if it is permitted by the rules of the NASD; or

     - leave your shares unvoted.

     Under applicable rules, brokers who hold shares in street name do not have the authority to vote on Proposal One without receiving instructions from the beneficial owner of the shares. If such brokers deliver a proxy with respect to this special meeting of the shareholders and, because of the rules described above do not vote on Proposal One, referred to as "broker non-votes," the shares represented by the proxy will count for purposes of determining if a quorum exists, but will not be included in vote totals and will have no effect on the outcome with respect to Proposal One.

HOW ARE ABSTENTIONS TREATED?

     Any shareholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention would have the same effect as a vote against the proposal. If you sign your proxy card but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

WHAT VOTE IS NECESSARY TO APPROVE THE PROPOSAL?

     To approve the stock issuance (Proposal One), it is necessary to obtain the affirmative vote of the shareholders (in person or by proxy) of our common stock as of the record date representing a majority of the total votes cast, including abstentions, at the meeting. The holders of the Series A Convertible Preferred Stock have the right to one vote for each share of our common stock into which their Series A Convertible Preferred Stock could be converted on the record date. However, the holders of the Series A Convertible Preferred Stock have agreed with us that they will not vote their shares of Series A Convertible Preferred Stock with respect to Proposal One.

HOW MUCH WILL THIS SOLICITATION COST, AND WHO WILL PAY FOR IT?

     We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to their principals. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from shareholders at a fee of approximately $5,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of shares of our common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.

WHERE CAN I FIND THE VOTING RESULTS OF THE SPECIAL MEETING?

     We will announce the voting results at the meeting and will publish the results in a current report on Form 8-K promptly following the special shareholders' meeting. You can receive a copy by contacting either our Investor Relations office at (214) 515-7357 or the SEC at (800) SEC-0330 or http://www.sec.gov.

                                 PROPOSAL ONE:

               TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK

SEPTEMBER 2002 FINANCING TRANSACTIONS

     On September 18, 2002, we announced the simultaneous closing of two financing transactions pursuant to which we received $16,000,000 in gross cash proceeds.

     In the first transaction, we issued the following:

     - 819,886 shares of Series A Convertible Preferred Stock, par value $1.00 per share;

     - 1,304,815 shares of Series B Convertible Preferred Stock, par value $1.00 per share; and

     - warrants to purchase 709,528 shares of our common stock.

     Purchasers of the Series A Convertible Preferred Stock and associated warrants include John A. Ryan, our chairman, president and chief executive officer; Antonio R. Sanchez, Jr., a director of our company; SANTIG. Ltd., a family limited partnership for which Mr. Sanchez serves as managing general partner; the 1988 Spendthrift Trust, a family trust of which Mr. Sanchez is a beneficiary; and David P. Cook, the founder and a former executive officer and director of our company. Mr. Ryan purchased 189,205 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 66,518 shares of our common stock. Mr. Sanchez purchased 126,136 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 44,345 shares of our common stock. SANTIG, Ltd. purchased 252,273 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 88,691 shares of our common stock. The 1988 Spendthrift Trust purchased 126,136 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 44,345 shares of our common stock. Mr. Cook purchased 126,136 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 44,345 shares of our common stock. Purchasers of the Series B Convertible Preferred Stock and associated warrants include George W. Haywood, a 25.4% beneficial shareholder of our company, and an IRA for the benefit of Mr. Haywood. Mr. Haywood and the IRA for the benefit of Mr. Haywood purchased an aggregate of 947,708 shares of Series B Convertible Preferred Stock and associated warrants to purchase an aggregate of 305,986 shares of common stock. The aggregate cash proceeds from this first transaction were $8,000,000.

     In the second transaction, we issued:

     - 6.5% Secured Convertible Notes, in a principal amount of $8,000,000 and

     - warrants to purchase 386,473 shares of our common stock

to institutional investors not affiliated with our company. The aggregate cash proceeds from this second transaction were $8,000,000. The 6.5% Secured Convertible Notes are generally referred to as the "notes" in this proxy statement.

     Subject to the limitations described below,

     - the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are initially convertible into an aggregate of 2,022,767 shares of common stock and

     - the notes and the warrants associated with the notes are initially convertible or exercisable into an aggregate of 2,502,875 shares of common stock.

NEED FOR SHAREHOLDER APPROVAL

     Because our common stock is listed on the Nasdaq National Market, we are subject to Marketplace Rule 4350. Marketplace Rule 4350 requires us to obtain the approval of our shareholders before issuing our common stock at a price below the greater of our book price or the market price of our common stock to officers or directors or where the number of shares of common stock issuable is equal to or greater than 20% of our outstanding common stock. In our case, the relevant threshold was the market price of our common stock.

The common stock issuable upon conversion or redemption of the Series A Convertible Preferred Stock will be issuable to John A. Ryan, our chairman, president and chief executive officer; Antonio R. Sanchez, Jr., a director of our company; SANTIG, Ltd.; the 1988 Spendthrift Trust; and David P. Cook, our founder and a former executive officer and director of our company. In addition, the conversion or redemption provisions of the Series A Convertible Preferred Stock may cause the underlying common stock to be issued at a price that is below the market price of our common stock. The issuance of all of the shares of common stock which are potentially issuable under the conversion, redemption and/or exercise provisions of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the notes and the warrants associated with the notes, aggregating 4,525,642 shares (exclusive of accrued interest and dividends), would exceed the 20% threshold (3,623,856 shares). These conversion, redemption and exercise provisions described above include:

     - the Series A Convertible Preferred Stock and the warrants associated with the notes each contain antidilution protections which may cause their conversion prices to drop below the market price;

     - the Series B Convertible Preferred Stock and the notes, which already have conversion prices below the market price, contain antidilution protections which could cause their conversion prices to drop even further;

     - the final mandatory redemption provisions of the Series A Convertible Preferred Stock require us to issue our common stock at a price equal to the lesser of $3.92 per share or the market price of our common stock on the date of the final redemption of the Series A Convertible Preferred Stock; and

     - the mandatory redemption provisions of the Series B Convertible Preferred Stock require us to issue our common stock at a price equal to the lesser of $3.78 per share or 90% of the market price of our common stock on the date of any redemption.

     For purposes of the Nasdaq rules, the "market price" is $3.92 per share.

          For these reasons, pending shareholder approval, the holders of the

        - Series A Convertible Preferred Stock have agreed that the conversion price of the Series A Convertible Preferred Stock shall not drop below $3.92 per share,

        - Series A Convertible Preferred Stock and Series B Convertible Preferred Stock have agreed that the aggregate number of shares of common stock issuable upon the conversion or redemption of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall not exceed 870,693 shares and

        - notes and the warrants associated with the notes have agreed that the aggregate number of shares of common stock issuable upon conversion of the notes and exercise of the warrants associated with the notes shall not exceed 2,753,163 shares.

     The total number of shares of common stock currently issuable upon conversion, redemption and/or exercise of all of these securities is 3,623,856, or 19.99% of our outstanding common stock on the date we issued these securities. The limitations described in this paragraph include any shares of common stock that may be issuable in respect of antidilution adjustments to the conversion or exercise prices of these securities or an increase in the number of shares issuable upon redemption by reason of a drop in the market price of our common stock.

     In connection with our issuance of these securities, we agreed to seek shareholder approval to issue our common stock at a price below the market price ($3.92 per share)

     - to the purchasers of our Series A Convertible Preferred stock: Messrs. Ryan, Sanchez, and Cook and SANTIG, Ltd. and the 1988 Spendthrift Trust.

     - in an amount equal to or greater than 20% of our outstanding common stock upon the conversion, redemption and/or exercise of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the notes and the warrants associated with the notes.

     The primary reason we believe approval of Proposal One is in the best interest of our company is that, after shareholder approval, we will have the ability to issue our common stock in lieu of cash upon the conversion or redemption of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and the notes and upon the exercise of the warrants associated with the notes. This will allow us to conserve cash for the operation of our business.

     Conversely, if we have not obtained the shareholder approval of this Proposal One and are prohibited from issuing a sufficient number of shares of common stock necessary to effect:

     - any attempted optional conversion of the notes by a holder, each holder of a note will have the right to force us to redeem all or a portion of the principal amount outstanding thereunder that cannot be converted for a cash payment equal to 100% of the principal amount being redeemed, plus all accrued interest thereon;

     - any attempted optional exercise of the warrants associated with the notes, a warrant holder will have the right to require us to make a cash payment with respect to the portion of the warrant sought to be exercised equal to the difference between the warrant exercise price and the volume-weighted average price of the common stock on the Nasdaq National Market as of the time of the attempted exercise;

     - any interim mandatory redemption of the Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock that cannot be redeemed by the issuance of common stock must be redeemed by us in cash (provided that the notes have been paid in full) or through the issuance of a subordinated note, at our option. Each subordinated note will have a one-year term, be unsecured, bear interest at 6.5% per annum and be subordinated to the notes;

     - the final mandatory redemption of the Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock that cannot be redeemed by the issuance of common stock must be redeemed by us in cash; and

     - any mandatory redemption of the Series B Convertible Preferred Stock, the shares of Series B Convertible Preferred Stock that cannot be redeemed by the issuance of common stock must be redeemed by us in cash (provided that the notes have been paid in full) or through the issuance of a subordinated note, at our option. Each subordinated note will have a one-year term, be unsecured, bear interest at 6.5% per annum and be subordinated to the notes.

     If any one or more of the items described above were to occur, our ability to fund our operations would be severely restricted and we may be forced to significantly reduce our operations and expenses.

     Please note that if we obtain shareholder approval of Proposal One, the number of shares of common stock we may issue upon conversion, redemption and/or exercise of these securities would not be limited by the 20% cap. If the antidilution provisions of these securities take effect or if the market price of our common stock drops, the number of shares of common stock issuable upon conversion, redemption and/or exercise of these securities could increase significantly, thus resulting in significant dilution to our existing common stock shareholders. For a description of the potential dilutive effect of these securities, see "Potential Dilution and Market Consequences" on page 10 and "Terms of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, the Notes and the Warrants" on page 12.

  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL
                                      ONE.

            BACKGROUND AND REASONS FOR THE ISSUANCE OF THE SERIES A
       CONVERTIBLE PREFERRED STOCK, SERIES B CONVERTIBLE PREFERRED STOCK,
              THE NOTES AND THE WARRANTS ASSOCIATED WITH THE NOTES

     At June 30, 2002, our principal source of liquidity was a working capital position of $6,713,000, including cash and marketable securities of $10,799,000, and we had no significant revenues. In June of 2002, we forecasted that our existing cash and marketable securities combined with scheduled installment payments due from resellers and distributors were sufficient to sustain our estimated level of operating expenditures through the end of the first quarter of 2003 We had already taken steps in late 2001 and early 2002 to decrease our cash expenditure rate, including reductions in our personnel. Also, in April 2002 we engaged SoundView Technology Group as our investment banker to assist us in seeking additional funding. SoundView contacted a number of potential investors on our behalf and, subsequently, a New York based investment manager that manages several institutional investors, agreed to invest $8,000,000 in our company, contingent upon us obtaining a minimum $6,000,000 investment from other investors. We were successful in obtaining an $8,000,000 investment from other investors, and on September 18, 2002, we announced the simultaneous closing of the sale of the notes and the associated warrants to the institutional investors and the sale of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock and the associated warrants to the other investors, pursuant to which we received an aggregate of $16,000,000 in gross cash proceeds.

     As noted above, some of our management and existing investors (including Antonio R. Sanchez, Jr., a director and a current beneficial owner of approximately 12.3% of our outstanding common stock; John A. Ryan, our chairman, president and chief executive officer; David P. Cook, our founder and a former executive officer and director of our company; and George W. Haywood, then a 23.9% beneficial shareholder of our company) purchased shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and associated warrants pursuant to the financing transactions. Their interests were fully disclosed to and known by the board of directors in connection with its deliberations regarding the issuance of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock and the associated warrants. A special committee of disinterested directors, consisting of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman, reviewed the terms and approved the issuance of the notes, the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and the associated warrants and recommended that the full board of directors approve the issuances of these securities. Mr. Ryan was present at and participated in all the meetings of the full board of directors where the terms of the notes, the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and associated warrants were reviewed, and he participated in the meeting of the full board of directors where the issuance of these securities was ultimately approved by the board. Mr. Cook was no longer a member of our board of directors when the issuance of these securities was ultimately approved by the board. The terms and issuance of these securities were unanimously approved by our board of directors, other than Mr. Sanchez, who was absent from the meetings and did not participate in any of the board's deliberations.

     Subject to the limitations described under the heading "Security Agreement" on page 18, we plan to use the $16,000,000 in gross cash proceeds from the issuance of the securities for working capital and other general corporate purposes.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     The approval of Proposal One will result in an increase in the number of shares of common stock beneficially held by Antonio R. Sanchez, Jr., a director and a current beneficial owner of approximately 12.3% of our outstanding common stock; John A. Ryan, our chairman of the board, president and chief executive officer; David P. Cook, our founder and a former executive officer and director; and George W. Haywood, a 25.4% beneficial holder of our common stock. After giving effect to the transactions described under Proposal One and assuming no adjustments to the conversion price of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, Mr. Sanchez may be deemed to be the beneficial owner of 2,475,616 shares of our common stock, and Mr. Sanchez may acquire beneficial ownership of up to an additional 133,036 shares of our common stock upon the exercise of the warrants held by him and SANTIG, Ltd.; Mr. Ryan will beneficially own 902,692 shares of our common stock and may beneficially acquire up to an additional 66,518 more common stock shares upon the exercise of the warrants he holds; Mr. Cook will beneficially own 1,467,590 shares of our common stock and may beneficially acquire up to an additional 44,345 more common stock shares upon the exercise of warrants he holds; and Mr. Haywood will beneficially own 5,237,552 shares of our common stock and may beneficially acquire up to an additional 305,986 more common stock shares upon the exercise of the warrants he holds. The warrants described above are not exercisable until March 18, 2003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is information as of September 30, 2002 concerning:

     - each shareholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

     - the shareholdings of each of our directors and named executive officers with respect to our common stock; and

     - the shareholdings of all directors and executive officers as a group with respect to our common stock.

                                                             AMOUNT AND NATURE
                                                       OF BENEFICIAL OWNERSHIP(1)(2)
                                                 -----------------------------------------
                                                      NUMBER OF        PERCENTAGE OF TOTAL
                                                 COMMON STOCK SHARES   COMMON STOCK SHARES
BENEFICIAL OWNER                                 BENEFICIALLY OWNED      OUTSTANDING(3)
----------------                                 -------------------   -------------------
David P. Cook(4)...............................       1,399,267               7.16%
George W. Haywood(5)...........................       4,723,339               25.4%
  c/o Cronin & Vris, LLP
  380 Madison Avenue, 24th Floor
  New York, New York 10017
Dennis F. Heathcote(6).........................          31,250                  *
Michael E. Keane(6)............................         112,455                  *
James S. Marston(6)............................         122,455                  *
Wael Mohammed(6)...............................          31,250                  *
Dan Nutkis(6)..................................          16,668                  *
David Robertson(6).............................          31,252                  *
John A. Ryan(7)................................         800,207               4.24%
Antonio R. Sanchez, Jr.(8).....................       2,270,648               12.3%
Dr. Ben G. Streetman(6)........................          62,147                  *
Ronald A. Woessner(9)..........................         176,524                  *
Steve M. York(10)..............................         172,274                  *
All directors and executive officers as a group
  (11 persons).................................       3,827,130               19.3%

---------------

  *  Denotes ownership of less than 1%.

 (1) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

 (2) Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

 (3) Percentages are based on the total number of shares of our common stock outstanding at September 30, 2002. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of September 30, 2002 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

 (4) Includes 1,253,577 shares that Mr. Cook has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of September 30, 2002. These figures do not include the number of shares of common stock that may be issued upon the conversion or redemption of the Series A Convertible Preferred Stock only after approval of Proposal One.

 (5) Includes (i) 41,500 shares that are owned by family members of Mr. Haywood,
     (ii)  115,000 shares owned jointly by Mr.  Haywood and a family member, and
     (iii) 388,366 shares of common stock that are currently issuable upon conversion of his shares of Series B Convertible Preferred Stock. These figures do not include the number of shares of common stock that may be issued upon the conversion or redemption of the Series B Convertible Preferred Stock only after approval of Proposal One.

 (6) This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of September 30, 2002.

 (7) Includes 550,000 shares that Mr. Ryan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of September 30, 2002; and 77,535 shares of common stock currently issuable upon conversion of his shares of Series A Convertible Preferred Stock. These figures do not include the number of shares of common stock that may be issued upon the conversion or redemption of the Series A Convertible Preferred Stock only after approval of Proposal One.

 (8) Includes (i) 1,633,025 shares held by Mr. Sanchez directly, (ii) 9,375 shares held by family members of Mr. Sanchez, (iii) 91,123 shares held by trusts for which Mr. Sanchez serves as trustee or co-trustee, (iv) 262,100 shares held by SANTIG, Ltd., a family limited partnership for which Mr. Sanchez serves as managing general partner, (v) 119,955 shares that may be acquired by Mr. Sanchez within 60 days of September 30, 2002, upon exercise of outstanding options, and (vi) 155,070 shares of common stock that may be acquired by Mr. Sanchez and SANTIG, Ltd. within 60 days of September 30, 2002 upon conversion of outstanding shares of Series A Convertible Preferred Stock. These figures do not include the number of shares of common stock that may be issued upon the conversion or redemption of the Series A Convertible Preferred Stock only after approval of Proposal One.

 (9) Includes 140,000 shares that Mr. Woessner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of September 30, 2002. Mr. Woessner disclaims beneficial ownership with respect to 27,611 shares.

(10) Includes 141,500 shares that Mr. York has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of September 30, 2002.

     Also, set forth below is information as of September 30, 2002 concerning:

     - each shareholder known by us to beneficially own more than 5% of our Series A Convertible Preferred Stock;

     - the shareholdings of each of our directors and named executive officers with respect to our Series A Convertible Preferred Stock; and

     - the shareholdings of all directors and executive officers as a group with respect to our Series A Convertible Preferred Stock.

                                                                 AMOUNT AND NATURE
                                                           OF BENEFICIAL OWNERSHIP(1)(2)
                                                      ----------------------------------------
                                                          NUMBER OF        PERCENTAGE OF TOTAL
                                                        CLASS A SHARES       CLASS A SHARES
BENEFICIAL OWNER                                      BENEFICIALLY OWNED     OUTSTANDING(3)
----------------                                      ------------------   -------------------
David P. Cook(4)....................................        71,809                  9.4%
Dennis F. Heathcote.................................           -0-                  -0-
Michael E. Keane....................................           -0-                  -0-
James S. Marston....................................           -0-                  -0-
Wael Mohammed.......................................           -0-                  -0-
Dan Nutkis..........................................           -0-                  -0-
David Robertson.....................................           -0-                  -0-
John A. Ryan........................................       189,205                 24.7%
SANTIG, Ltd.(5).....................................       252,273                 33.0%

                                                                 AMOUNT AND NATURE
                                                           OF BENEFICIAL OWNERSHIP(1)(2)
                                                      ----------------------------------------
                                                          NUMBER OF        PERCENTAGE OF TOTAL
                                                        CLASS A SHARES       CLASS A SHARES
BENEFICIAL OWNER                                      BENEFICIALLY OWNED     OUTSTANDING(3)
----------------                                      ------------------   -------------------
1988 Spendthrift Trust(6)...........................       126,136                 16.5%
Antonio R. Sanchez, Jr.(7)..........................       378,409                 49.4%
Dr. Ben G. Streetman................................           -0-                  -0-
Ronald A. Woessner..................................           -0-                  -0-
Steve M. York.......................................           -0-                  -0-
All directors and executive officers as a group (11
  persons)..........................................                               74.1%

---------------

(1) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable. No information is presented with respect to our Series B Convertible Preferred Stock because it generally has no voting rights and none of our directors or executive officers own any shares of our Series B Convertible Preferred Stock.

(2) Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

(3) Percentages are based on the total number of shares of our Class A Convertible Preferred shares outstanding at September 30, 2002.

(4) Mr. Cook originally purchased 126,136 shares of our Class A Convertible Preferred Stock, and immediately converted 54,327 shares into 51,690 shares of our common stock.

(5) SANTIG. Ltd. is a family limited partnership for which Mr. Sanchez was appointed managing general partner in June 2002. Mr. Sanchez has been a general partner of SANTIG, Ltd. since April 1996.

(6) The 1988 Spendthrift Trust is a family trust of which Mr. Sanchez is a beneficiary. Mr. Sanchez has no voting and/or dispositive power over the shares held by the 1988 Spendthrift Trust and disclaims beneficial ownership of such shares.

(7) Pursuant to Rule 13d-3 under the Exchange Act, Mr. Sanchez may be deemed to be the beneficial owner of the shares held by SANTIG, Ltd.

                   POTENTIAL DILUTION AND MARKET CONSEQUENCES

     If Proposal One is approved, the company will have the flexibility to pay the redemption amounts payable with respect to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock in shares of our common stock. This is in contrast to paying the redemption amounts in cash or by the issuance of a subordinated note, as applicable -- which we would be required to do in some circumstances if Proposal One is not approved. See "Proposal One:
To Approve The Issuance of Shares of Common Stock, Need for Shareholder Approval," above on page 4. To the extent the company uses shares of our common stock, rather than cash or a subordinated note, to fulfill these redemption obligations, our existing shareholders could experience significant dilution.

     One-ninth of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are to be redeemed at two-month intervals beginning eight months after issuance. The value of the common stock used to determine the number of shares of common stock to be issued upon redemption of shares of Series A Convertible Preferred Stock at the final redemption date (that is, two years after issuance) will be the lesser of $3.92 per share and the market value of the common stock at the time of redemption, based on a closing bid average formula. If the market price of the common stock declines, the number of shares of common stock issuable to the holders of Series A Convertible Preferred Stock upon such final redemption will increase, perhaps substantially. There is no "floor" on the market value calculation and therefore there is no "ceiling" on the number of shares of common stock that may be issuable by us upon the final Series A Convertible Preferred Stock redemption. A substantial decline in the market price of the common stock would result in significant dilution to the existing holders of common stock if the Series A Convertible Preferred Stock shares are redeemed at a substantially lower price. This effect will be magnified if one or more interim redemption amounts is deferred to the final redemption date.

     The value of the common stock used to determine the number of shares of common stock to be issued upon redemption of shares of Series B Convertible Preferred Stock will be the lesser of $3.78 per share, referred to as the Series B Conversion Price, and 90% of the market value of the common stock at the time of redemption, based on a volume-weighted average formula. If the market price of the common stock declines, the number of shares of common stock issuable to the holders of Series B Convertible Preferred Stock upon such automatic redemptions will increase, perhaps substantially. There is no "floor" on the market value calculation, and therefore there is no "ceiling" on the number of shares of common stock that may be issuable by us upon a Series B Convertible Preferred Stock redemption. A substantial decline in the market price of the common stock would result in significant dilution to the existing holders of common stock if the Series B Convertible Preferred Stock shares are redeemed at a substantially lower price.

     The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the notes and the warrants issued to the purchasers of the notes are convertible or exercisable by the holders into shares of common stock at any time. The Series A Conversion Price is initially $4.12 per share; the Series B Conversion Price is initially $3.78 per share; and the Note Conversion Price is initially $3.78 per share; and the exercise price of the warrants associated with the notes is initially $4.14 per share. The conversion or exercise prices could be lowered, perhaps substantially, in a variety of circumstances. In the event we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the conversion or exercise prices then in effect (other than certain specified exempt issuances), the conversion and exercise prices and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are subject to weighted average anti-dilution adjustment, and the conversion prices and number of shares issuable upon conversion of the notes and the associated warrants are subject to full anti-dilution adjustment. Following the approval of our common shareholders, there would be no "floor" that would limit reductions in the conversion price or exercise prices of these securities. Correspondingly, there is no "ceiling" on the number of shares of common stock that may be issuable, under certain circumstances, following such anti-dilution adjustments.

     The number of shares of common stock that may be issued by us upon the conversion or redemption of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the conversion of the notes and the exercise of the warrants issued to the purchasers of the notes may not exceed 3,623,856 prior to the approval of our shareholders to this Proposal One. Assuming we receive the approval of our shareholders to this Proposal One, there will be no limitation on the aggregate number of shares of common stock that may be issuable upon the conversion, redemption and/or exercise of these securities. Based on the initial conversion and exercise prices, which are, as described above, subject to adjustment, the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the notes and the warrants issued to the purchasers of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the notes are convertible, redeemable and/or exercisable for an aggregate of 4,525,642 shares of common stock (exclusive of accrued interest and dividends) (24.8% of our current outstanding common stock as of September 30, 2002). Upon the effectiveness of the registration statements relating to the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and associated warrants and the notes and associated warrants, the underlying shares of common stock will be eligible for immediate resale in the public market. The market price of our securities could fall as a result of these resales.

     To the extent the holders convert, redeem and exercise, as applicable, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and/or the notes and then sell the shares of our common stock they receive, our stock price may decrease due to the additional amount of shares available in the market. The subsequent sales of these shares could encourage short-sales by our other shareholders and others that could place further downward pressure on our stock price. Moreover, subject to the limitations described above, applicable law, and as set forth in the documents governing the transactions, the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the notes may hedge their positions in our stock by shorting our common stock, which could further adversely affect the stock price. Furthermore, the perception that the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and/or the notes may sell short our common stock may cause others to sell their shares as well. An increase in the volume of sales of our common stock, whether short sales or not and whether the sales are by the holders of Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the notes or others, could cause the market price of our common stock to decline. The effect of these activities on our stock price could increase the number of shares required to be issued on the next applicable, redemption of the Series B Convertible Preferred Stock and the final redemption at maturity of the Series A Convertible Preferred Stock.

               TERMS OF THE SERIES A CONVERTIBLE PREFERRED STOCK,
                     SERIES B CONVERTIBLE PREFERRED STOCK,
                           THE NOTES AND THE WARRANTS

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

     The Series A Convertible Preferred Stock ranks senior to the common stock and on parity with the Series B Convertible Preferred Stock. The Series A Convertible Preferred Stock accrues per annum dividends of 6.5% and has a preference on liquidation (or deemed liquidation) equal to $3.92 per share plus the amount of accumulated but unpaid dividends.

  CONVERSION

     The Series A Convertible Preferred Stock is convertible in whole or in part into shares of common stock at the option of the holder at any time.

     The Series A Convertible Preferred Stock is convertible in whole or in part into shares of common stock at our option if, following the effectiveness of the registration statement described below in "Registration Requirements," the closing price of the common stock on the Nasdaq National Market is above $6.18 per share for each of the ten consecutive trading days immediately preceding our notice of conversion. We must exercise our conversion rights with respect to the Series A Convertible Preferred Stock simultaneously and in the same proportion as we exercise our conversion rights with respect to the Series B Convertible Preferred Stock.

     The number of shares of common stock to be issued upon conversion will be determined by dividing

          (1)   the  principal  amount  being   converted  plus  the  amount  of
     accumulated but unpaid dividends on such shares to be converted, by

          (2) the Series A Conversion Price in effect at the time of conversion.

     Initially, the "Series A Conversion Price" is 105% of the original issue price of the Series A Convertible Preferred Stock, or $4.12 per share. The Series A Conversion Price and the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock are subject to proportional adjustment upon the occurrence of certain events, including stock splits and similar changes affecting the common stock, and are subject to weighted average anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the Series A Conversion Price then in effect (other than certain specified exempt issuances). The Series A Conversion Price may not be adjusted pursuant to the weighted average formula to a price that is less than $3.92 per share, that price being the average of the closing bid prices of common stock for the four trading days prior to the execution of the securities purchase agreement relating to the Series A Convertible Preferred Stock and the trading day the binding agreement was executed, without the prior approval of our shareholders in accordance with the Nasdaq Marketplace Rules.

     On the date of issue, the shares of Series A Convertible Preferred Stock were convertible into 780,086 shares of common stock.

  REDEMPTION

     The Series A Convertible Preferred Stock is subject to mandatory redemption by our company, in equal installments of 1/9 of the original aggregate shares issued, at two-month intervals beginning May 2003 and ending September 2004. The redemption amount we are required to pay will be $3.92 per share to be redeemed, plus all accrued and unpaid dividends on the redeemed shares.

     The redemption amount payable on any interim redemption date will be payable in shares of common stock, valued at $3.92 per share. If, on any such interim redemption date, $3.92 is higher than the then-current five-day average closing bid price of the common stock on Nasdaq, then each holder has the option to defer the scheduled interim redemption of such holder's Series A Convertible Preferred Stock until the next succeeding redemption date. If we are prohibited from issuing a sufficient number of shares of common stock to effect any interim redemption because we have not obtained the approval of our shareholders described below, the shares of Series A Convertible Preferred Stock that cannot be redeemed by the issuance of common stock must be redeemed by our company in cash (provided that the notes have been paid in full) or through the issuance of a subordinated note, at our option. Each subordinated note will have a one-year term, be unsecured, bear interest at 6.5% per annum and be subordinated to the notes.

     The redemption amount payable on the final redemption date (the twenty-four month anniversary of issuance) will be payable, at our option, either in cash or by the issuance of shares of common stock, valued at the lesser of $3.92 per share or the then-current five day average closing bid price of the common stock on Nasdaq. If the then-current five day average closing bid price of the common stock on Nasdaq is less than $3.92 and we are prohibited from issuing shares of common stock at less than $3.92 because we have not obtained the approval of our shareholders described below, then we must pay the redemption amount in cash. If we are prohibited from issuing a sufficient number of shares of common stock (because we have already exhausted the 870,693 shares that may be issued without shareholder approval) to effect the final redemption because it has not obtained the approval of our shareholders, the shares of Series A Convertible Preferred Stock that cannot be redeemed by the issuance of common stock must be redeemed by our company in cash.

  VOTING

     The holder of each share of Series A Convertible Preferred Stock have the right to one vote for each share of common stock into which such Series A Convertible Preferred Stock could be converted on the record date and are entitled to vote upon all matters upon which holders of common stock have the right to vote. In no event, however, may any share of Series A Convertible Preferred Stock entitle the holder to a number of votes that is greater than the number of votes the share would represent if it was then convertible into common stock based on a conversion price of $3.92. The consent of the holders of a majority of the shares of Series A Convertible Preferred Stock outstanding is required before we may take certain actions, including the redemption or the payment of dividends on the common stock. The holders of the Series A Convertible Preferred Stock have agreed that they will not vote their shares of Series A Convertible Preferred Stock in connection with the approval of this Proposal One.

TERMS OF SERIES B CONVERTIBLE PREFERRED STOCK

     The Series B Convertible Preferred Stock ranks senior to the common stock and on parity with the Series A Convertible Preferred Stock. The Series B Convertible Preferred Stock accrues per annum dividends of 6.5% and has a preference on liquidation (or deemed liquidation) equal to $3.60 per share plus the amount of accumulated but unpaid dividends.

  CONVERSION

     The Series B Convertible Preferred Stock is convertible in whole or in part into shares of common stock at the option of the holder at any time.

     The Series B Convertible Preferred Stock is convertible in whole or in part into shares of common stock at our option if, following the effectiveness of the registration statement described below under "Registration

Requirements," the closing price of the common stock on Nasdaq is above $5.67 per share for each of the ten consecutive trading days immediately preceding our notice of conversion. We must exercise our conversion rights with respect to the Series B Convertible Preferred Stock simultaneously and in the same proportion as we exercise our conversion rights with respect to the Series A Convertible Preferred Stock.

     The number of shares of common stock to be issued upon conversion will be determined by dividing

          (1)  the  principal  amount  being   converted  plus  the  amount   of
     accumulated but unpaid dividends on such shares to be converted, by

          (2) the Series B Conversion Price in effect at the time of conversion.

     Initially, the "Series B Conversion Price" is 105% of the original issue price of the Series B Convertible Preferred Stock, or $3.78 per share. The Series B Conversion Price and the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock are subject to proportional adjustment upon the occurrence of certain events, including stock splits and similar changes affecting the common stock, and are subject to weighted average anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the Series B Conversion Price then in effect (other than certain specified exempt issuances).

     On the date of issue, the shares of Series B Convertible Preferred Stock were convertible into 1,242,681 shares of common stock.

  REDEMPTION

     The Series B Convertible Preferred Stock is subject to mandatory redemption by our company, in equal installments of 1/9 of the original aggregate shares issued, at two-month intervals beginning May 2003 and ending September 2004. The redemption amount to be paid by our company will be $3.60 per share to be redeemed, plus all accrued and unpaid dividends on such redeemed shares.

     The redemption amount will be payable in shares of common stock, valued at the lesser of

          (1) the Series B Conversion Price then in effect or

          (2) 90% of the average of the daily volume-weighted average prices of the common stock on Nasdaq for the twenty trading days immediately preceding the date of redemption.

     If we are prohibited from issuing a sufficient number of shares of common stock to effect any interim redemption because we have not obtained the approval of our shareholders described below, the shares of Series B Convertible Preferred Stock that cannot be redeemed by the issuance of common stock must be redeemed by our company in cash (provided that the notes have been paid in full) or through the issuance of a subordinated note, at our option. Each subordinated note will have a one-year term, be unsecured, bear interest at 6.5% per annum and be subordinated to the notes.

  VOTING

     The shares of Series B Convertible Preferred Stock have no voting rights, except that the consent of the holders of a majority of the shares of Series B outstanding is required before we may take certain actions, including the redemption or the payment of dividends on the common stock.

  LIMITATIONS ON SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK SHARES WITHOUT SHAREHOLDER APPROVAL

     Unless we obtain the approval of this Proposal One, we may not take any of the following actions with respect to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock:

     - may not issue more than 870,693 shares of common stock upon the conversion or redemption of shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; and

     - may not issue shares of common stock upon the conversion or redemption of shares of Series A Convertible Preferred Stock at less than $3.92 per share.

     Under  the  securities  purchase  agreement   relating  to  the  Series   A
Convertible Preferred Stock and Series B Convertible Preferred Stock, we are obligated to:

     - prepare and file this proxy statement on or before October 25, 2002;

     - use all reasonable efforts to obtain the approval of our shareholders to this Proposal One on or before February 28, 2003; and

     - in any event, seek the approval of our shareholders to this Proposal One no later than our 2003 Annual Meeting of Shareholders.

  WARRANTS

     In connection with the sale of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, we issued warrants to the purchasers of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock to purchase in whole or in part an aggregate of 709,528 shares of common stock at an exercise price of $4.51 per share. These warrants are exercisable at any time after the six-month anniversary of the issue date and prior to the four-year anniversary of the issue date. The number of shares of common stock for which these warrants are exercisable and the exercise price of these warrants are subject to proportional adjustment for stock splits and similar changes affecting the common stock. The exercise price of these warrants is also subject to weighted average anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the exercise price then in effect (other than certain specified exempt issuances) except that the exercise price may not be adjusted pursuant to the weighted average formula to a price that is less than the market value of our common stock as of the date of issuance of these warrants (that is, $3.92 per share).

  REGISTRATION REQUIREMENTS

     We also entered into with the purchasers of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock a registration rights agreement, under which we agreed to prepare and file within 30 days of the closing date a registration statement covering the resale of the shares of common stock issuable upon the conversion or redemption of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and the exercise of the associated warrants. We filed the registration statements in a timely fashion, and they were declared effective by the SEC on October 24, 2002. In addition, we agreed to prepare, file and seek the effectiveness of a registration statement covering the resale of up to an additional 2,000,000 shares of common stock held by Antonio R. Sanchez, Jr., a director of our company, and George W. Haywood, and an affiliated entity, upon their request no sooner than nine months after the date of the agreement relating to the purchase of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

  TRADING RESTRICTIONS

     So long as any of the notes or associated warrants described below are outstanding, a purchaser of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock may not engage in a short sale or establish an open put equivalent position with respect to a number of shares of common stock that is greater than

          (1) the number of shares of common stock for which the associated warrant held by the purchaser is then exercisable (without regard to limitations on exercisability) plus

          (2) the number of shares of common stock issuable to the purchaser pursuant to a notice of conversion of shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, or a notice of exercise of an associated warrant, delivered to us no later than the next succeeding business day.

TERMS OF THE NOTES

  INTEREST AND REPAYMENT TERMS

     The notes bear interest at the rate of 6.5% per annum. The notes are payable in six consecutive monthly installments of $500,000 (plus accrued interest) each beginning in January 2003 and a final payment of $5,000,000 (plus accrued interest) in October 2003.

  PREPAYMENT

     We may prepay the notes at any time by the payment of 105% of the principal amount being prepaid, plus all accrued interest thereon. Our right of to prepay the notes is subject to the satisfaction of certain conditions, including the listing of the common stock on Nasdaq, the effectiveness of the registration statement described below in "Registration Requirements", and the absence of any default by us under the securities purchase agreement related to the notes, the notes, the associated warrants and the registration rights agreement described below. Our prepayment of the notes is also subject to the right of the holder to convert any portion of the notes for which we have given a notice of prepayment into shares of common stock, in the manner described below.

  CONVERSION

     The  unpaid  principal  amount  and  accrued  interest  of  each  note   is
convertible in whole or in part into shares of common stock at the option of the holder at any time.

     The unpaid principal amount and accrued interest of each note is convertible in whole or in part into shares of common stock at our option if, following the tenth trading day after the effectiveness of the registration statement described below, the weighted average price of the common stock on Nasdaq is at or above $4.54 per share for the ten consecutive trading days immediately preceding our notice of conversion. Our right to convert the notes is also subject to the satisfaction of certain conditions, including the listing of the common stock on Nasdaq, the effectiveness of the registration statement described below and the absence of any default by our company under the securities purchase agreement relating to the notes, the notes, the associated warrants and the registration rights agreement described below. If following our notice of conversion the weighted average price of the common stock does not continue to exceed the initial note conversion price of $3.78 per share through the mandatory conversion date, then a pro-rata portion of the selected notes will be required to be converted based on the number of days the weighted average price of the common stock did exceed the initial note conversion price. The minimum principal amount of notes that we may convert is the lesser of $1,000,000 and the aggregate principal amount outstanding under the notes.

     The number of shares of common stock to be issued upon conversion will be determined by dividing

          (1) the portion of the unpaid principal amount and accrued interest of the note being converted, by

          (2) the note conversion price in effect at the time of conversion.

     Initially, the "Note Conversion Price" is $3.78 per share. The Note Conversion Price and the number of shares of common stock issuable upon conversion of the notes are subject to proportional adjustment for stock splits and similar changes affecting the common stock and are subject to full anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the Note Conversion Price then in effect (other than certain specified exempt issuances, including any issuance of common stock upon the conversion or redemption of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock).

     Notwithstanding the foregoing, no holder of the notes or the associated warrants is entitled to convert the notes or exercise the associated warrants to the extent that such conversion or exercise would result in such person and its affiliates being the holders of more than 4.99% of the shares of common stock outstanding after giving effect to the conversion or exercise. This restriction does not prohibit a holder from converting or exercising up to 4.99% of the shares then outstanding, then selling those shares and later converting or exercising up to 4.99% again.

     In addition to the redemption rights described below, the holders of the notes are entitled to receive from our company substantial cash damages in the event we fail to timely honor a notice of conversion tendered by a holder.

     On the date of issue, the notes were convertible into 2,116,402 shares of common stock.

  FORCED REDEMPTION

     If we are prohibited from issuing a sufficient number of shares of common stock to effect any attempted conversion of the notes by a holder because it has not obtained the approval of our shareholders to this Proposal One, each holder of a note will have the right to redeem all or a portion of the principal amount outstanding thereunder that cannot be converted for a cash payment equal to 100% of the principal amount being redeemed, plus all accrued interest thereon.

     If we fail to have the registration statement described below effective prior to the fifth business day preceding the date of any scheduled payment under the notes (with the first scheduled payment date being January 1, 2003), each holder of a note will have the right to redeem such holder's portion of such scheduled payment, or any portion thereof, for a cash payment equal to the principal amount being redeemed and all accrued interest thereon, divided by the Note Conversion Price then in effect and multiplied by the daily volume-weighted average price of the common stock on Nasdaq on the trading day immediately preceding the date of such failure.

     Upon the occurrence of other "Triggering Events" (as defined in the notes), each holder of a note will have the right to redeem all or a portion of the principal amount outstanding thereunder for a cash payment that is the greater of

          (1) 125% of the principal amount being redeemed, plus all accrued interest thereon, and

          (2) the principal amount being redeemed and all accrued interest thereon, divided by the Note Conversion Price then in effect and multiplied by the daily volume-weighted average price of the common stock on Nasdaq on the trading day immediately preceding such Triggering Event.

     Other Triggering Events include, but are not limited to, our failure to

     - make a scheduled payment under the notes when due,

     - timely honor a notice of conversion, to list the common stock underlying the notes and associated warrants for specified periods, and

     - to have the registration statement described below effective prior to the 135th day following the issuance of the notes.

     Upon the occurrence of a "Change of Control" (as defined in the notes), each holder of a note will have the right to redeem all or a portion of the principal amount outstanding thereunder for a cash payment that is the greater of

          (1) 115% of the principal amount being redeemed, plus all accrued interest thereon, and

          (2) the principal amount being redeemed and all accrued interest thereon, divided by the Note Conversion Price then in effect and multiplied by the average of the daily volume-weighted average prices of the common stock on Nasdaq for the five trading days immediately preceding the notice of redemption.

  DEFAULTS AND REMEDIES

     The notes contain "Events of Default" (as defined in the notes) that include, but are not limited to,

     - our failure to make required cash payments under the notes when due,

     - our failure to abide by the cash maintenance requirements described below under "Security Agreement,"

     - the existence of certain insolvency or bankruptcy events, and

     - the existence of certain defaults by or claims against us in excess of $100,000.

Upon an Event of Default, each holder of a note is entitled to accelerate all amounts due thereunder, to assess interest at a default rate and to exercise any other right or remedy available under the notes, the securities purchase agreement relating to the notes or applicable law. If we fail to pay any accelerated amounts to the holder within five days, the holder may void the acceleration and cause the Note Conversion Price to be reset to the lesser of the Note Conversion Price then in effect and the lowest daily volume-weighted average price of the common stock on Nasdaq during the period that acceleration amounts were due and payable to the holder.

  SECURITY AGREEMENT

     We and an agent for the purchasers of the notes entered into a security agreement, pursuant to which the notes have been secured by a first priority lien in virtually all of our assets (including, without limitation, cash, accounts receivable, equipment and intangibles). The securities purchase agreement relating to the notes requires us to maintain cash and cash equivalents in accounts pledged under the security agreement in an amount at least equal to the lesser of $5,000,000 and the aggregate amount outstanding under the notes. The securities purchase agreement relating to the notes also places limitations on the amount of cash that we can maintain in accounts that are not pledged under the security agreement.

  RESTRICTIONS ON OUR COMPANY

     The terms of the notes strictly prohibit additional "Indebtedness" (as defined in the notes) that may be incurred by us while the notes are outstanding, as described in general terms below.

     Payments of principal and interest and other amounts due under the notes cannot be subordinated to any other obligations of our company. For so long as the notes are outstanding, in the event we incur any debt (including any notes issuable upon the redemption of shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock), the lender must first enter into a subordination agreement with purchasers of the notes pursuant to which the indebtedness owed to such lenders will be subordinated in full to the notes. The form of the subordination agreement will either be in the form attached to our current report on Form 8-K, dated September 20, 2002, as an exhibit or otherwise will contain terms and conditions acceptable to the purchasers of the notes.

     While the notes are outstanding, we may not redeem or otherwise acquire any of our capital stock (other than pursuant to the terms of the notes, the warrants, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock) without the consent of the note holders. Generally, any permitted redemption of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock may only be paid in shares of our common stock. The note holders are entitled to receive any dividends paid or distributions made on the common stock to the same extent as though the holders had converted the notes in full into shares of common stock.

  VOTING

     The notes do not entitle their holders to any right to vote with the our shareholders.

  WARRANTS

     In connection with the sale of the notes, we issued warrants to the purchasers of the notes to purchase in whole or in part an aggregate of 386,473 shares of common stock at an exercise price of $4.14 per share. These warrants are exercisable at any time prior to the three-year anniversary of the issue date. The number of shares of common stock for which these warrants are exercisable and the exercise price of these warrants are subject to proportional adjustment for stock splits and similar changes affecting the common stock and are subject to full anti-dilution adjustment in the event the we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the exercise price then in effect (other than certain specified exempt issuances, including any issuance of common stock upon the conversion or redemption of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock).

     If we are prohibited from issuing a sufficient number of shares of common stock in connection with any attempted exercise of the warrants because we have not obtained the approval of our shareholders described below, a warrant holder will have the right to require us to pay a cash payment with respect to the portion of the warrant sought to be exercised equal to the difference between the warrant exercise price and the volume-weighted average price of the common stock on Nasdaq as of the time of the attempted exercise.

     Notwithstanding the foregoing, no holder of the notes or the associated warrants is entitled to convert the notes or exercise the associated warrants to the extent that such conversion or exercise would result in such person and its affiliates being the holders of more than 4.99% of the shares of common stock outstanding after giving effect to the conversion or exercise. This restriction does not prohibit a holder from converting or exercising up to 4.99% of the shares then outstanding, then selling those shares and later converting or exercising up to 4.99% again.

  LIMITATIONS ON NOTES WITHOUT SHAREHOLDER APPROVAL

     As required by the Nasdaq Marketplace Rules, unless we obtain the approval of this Proposal One, we may not issue more than 2,753,163 shares of common stock upon the conversion or redemption of the notes and the exercise of the associated warrants. Under the securities purchase agreement relating to the notes, we are obligated to:

     - prepare and file with the SEC this proxy statement on or before October 25, 2002;

     - use all reasonable efforts to obtain the approval of our shareholders to this Proposal One on or before February 28, 2003; and

     - in any event, seek the approval of our shareholders of this Proposal One no later than our 2003 Annual Meeting of Shareholders.

  REGISTRATION REQUIREMENTS

     We and the purchasers of the notes entered into a registration rights agreement, under which we agreed to prepare and file within 20 days of the closing date a registration statement covering the resale of 110% of the shares of common stock issuable upon the conversion of the notes and the exercise of the associated warrants. We filed the registration statement in a timely fashion and it was declared effective by the SEC on October 24, 2002.

     In  addition  to  the  redemption  rights  described  above  under  "Forced
Redemption," the holders of the notes are entitled to receive from us substantial cash damages in the event we fail to file the registration statement, or have the registration statement declared effective, within the time limits set forth above or, thereafter, to keep the registration statement effective for certain periods of time.

     The foregoing description of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, the notes and the associated warrants is qualified by reference to the documents that are filed as an exhibit to our Current Report on Form 8-K, dated September 20, 2002, and incorporated by reference.

  TRADING RESTRICTIONS

     The holders of the notes have also agreed to the following limitations on trading in connection with their purchase of the notes and associated warrants. So long as a holder holds any notes or associated warrants, he or it may not engage in a short sale or establish an open put equivalent position with respect to a number of shares of common stock that is great than:

     - the number of shares of common stock  for which the warrants held by  him
       or   it  are   then  exercisable   (without  regard   to  limitations  on
       exercisability); plus

     - the number of shares of common stock issuable to him or it under a notice of conversion of the notes or notice of exercise of the warrants delivered to us no later than the next succeeding business day.

     These limitations terminate upon the occurrence of a "Triggering Event," an "Event of Default," or the consummation or public announcement of a "Change of Control," in each case, as such terms are defined in the notes.

                      WHERE YOU CAN FIND MORE INFORMATION

     The terms of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, the notes and the associated warrants are complex and only briefly summarized in this proxy statement. If you would like more information concerning the rights, preferences and terms of these securities, please see the documents filed as exhibits to our Current Report on Form 8-K filed with the SEC on September 20, 2002.

     In connection with our issuance of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, the notes and the associated warrants, we have filed registration statements on Form S-3 with the SEC, which were declared effective by the SEC on October 24, 2002. These registration statements cover the resale of up to 5,666,490 shares of common stock that would potentially become issuable upon the conversion or redemption of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, the notes and upon exercise of the associated warrants, and accrued interest and dividends. We may be required from time to time to register additional shares for such purposes due to declines in the trading price of our common stock.

                       BOARD OF DIRECTORS RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

                      DOCUMENTS INCORPORATED BY REFERENCE

     We   furnish  our  shareholders  with  annual  reports  containing  audited financial statements and other appropriate reports. We also file annual, quarterly and special reports, prospectuses, and other information with the SEC. Instead of repeating information that we have already filed with the SEC, we are allowed to "incorporate by reference" in this proxy statement information contained in those documents we have filed with the SEC. These documents are considered to be part of this proxy statement.

     We incorporate by reference in this proxy statement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

     - our Annual Report on Form 10-K/A, including audited financial statements, for our fiscal year ended December 31, 2001;

     - our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2002;

     - our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002;

     - our Current Report on Form 8-K dated September 20, 2002; and

     - all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of our fiscal year covered by the Annual Report referred to above.

     Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, will also be considered to be part of this proxy statement and will automatically update and supersede the information contained in this proxy statement.

     At your request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this proxy statement but not delivered with the proxy statement (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this proxy statement incorporates). If you want more information, write or call:

        Steve M. York
        Senior Vice President and Chief Financial Officer
        Zix Corporation
        2711 North Haskell Avenue
        Suite 2300, LB 36
        Dallas, Texas 75204-2960
        Telephone: (214) 370-2000

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors,

                                          RONALD A. WOESSNER
                                          Senior Vice President, General
                                          Counsel & Secretary

Dallas, Texas
          , 2002

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Proxy - Zix Corporation


        BOARD OF DIRECTORS PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                       AT [_____________________________]
  9:00 A.M. (REGISTRATION AT 8:30 A.M.), CENTRAL TIME, [_________], [__], 2002


The undersigned shareholder of Zix Corporation hereby appoints John A. Ryan and Steve M. York, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated special meeting and at any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED ACCORDING TO YOUR DIRECTIONS MADE ON THE REVERSE SIDE. IF YOU DO NOT VOTE ON PROPOSAL 1 THIS PROXY WILL BE VOTED "FOR" THAT PROPOSAL. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.


         PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side.)


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Zix Corporation

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.

                  [A/B/C]             [1/2/3]                [X]



Special Meeting Proxy Card



A. Issues

                  The Board of Directors recommends a vote FOR the following resolution:

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
                                                                For             Against           Abstain
1.       To approve the issuance of our common stock at a      /   /             /   /              /   /
price below the greater of the book or market value of our
common stock (1) to officers and directors of our company
and other  holders of our Series A Convertible Preferred
Stock upon conversion or redemption of our Series A
Convertible Preferred Stock and (2) in an amount equal to
or greater than 20% of our outstanding common stock
immediately prior to the issuance of these securities upon
the conversion, redemption, and/or exercise, as
applicable, of our Series A Convertible Preferred Stock,
Series B Convertible Preferred Stock, 6.5% Secured
Convertible Notes and warrants associated with the 6.5%
Secured Convertible Notes, in both cases, for us to comply
with (A) our agreements with the purchasers of the Series
A Convertible Preferred Stock, Series B Convertible
Preferred Stock and 6.5% Secured Convertible Notes and (B)
Marketplace Rule 4350 of the Nasdaq National Market.
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B. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof.


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By executing this proxy, you acknowledge receipt of Zix Corporation's 2001
Annual Report, Notice of Special Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.

Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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
Signature 1                                 Signature 2                                 Date (dd/mm/yyyy)

------------------------------------        ------------------------------------        -----/-----/-------------
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